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                                                                    EXHIBIT 10.4


                             MASTER LEASE AGREEMENT


Lessor:        TRANSAMERICA BUSINESS CREDIT CORPORATION
               RIVERWAY II
               WEST OFFICE TOWER
               WEST HIGGINS
               ROSEMONT, ILLINOIS  60018


Lessee:        VIXEL CORPORATION
               325 INTERLOCKEN PARKWAY, BUILDING A
               BROOMFIELD, COLORADO  80021


The lessor pursuant to this Master Lease Agreement ("Agreement") dated as of May 20, 1997, is Transamerica Business Credit Corporation ("Lessor"). All equipment, together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements, and replacements thereof or thereto, which are the subject of a Lease (as defined in the next sentence) shall be referred to as "Equipment." Simultaneous with the execution and delivery of this Agreement, the parties are entering into one or more Lease Schedules (each, a "Schedule") which refer to and incorporate by reference this Agreement, each of which constitutes a lease (each, a "Lease") for the Equipment specified therein. Additional details pertaining to each Lease are specified in the applicable Schedule. Each Schedule that the parties hereafter enter into shall constitute a Lease. Except as provided in Paragraph 1 below, Lessor has no obligation to enter into any additional leases with, or extend any future financing to, Lessee.


        1. LEASE. Subject to and upon all of the terms and conditions of this Agreement and each Schedule, Lessor hereby agrees to lease to Lessee up to $7,000,000 in Equipment and Lessee hereby agrees to lease from Lessor the Equipment for the Term (as defined in Paragraph 2 below) thereof. The timing and financial scope of Lessor's obligation to enter into Leases hereunder are further limited as set forth in the Commitment Letter executed by Lessor and Lessee, dated as of May 2, 1997 and attached hereto as Exhibit A (the "Commitment Letter") and incorporated herein by this reference.

        2. TERM. Each Lease shall be effective and the term of each Lease ("Term") shall commence on the commencement date specified in the applicable Schedule (which date shall not be prior to delivery, acceptance and funding in each case) and, unless sooner terminated (as hereinafter provided), shall expire at the end of the term specified in such Schedule; provided, however, that obligations due to be performed by Lessee during the Term shall continue until they have been performed in full. Schedules will only be executed after the delivery of the Equipment to Lessee or upon completion of deliveries of items of such Equipment with aggregate cost of not less than $75,000.00.

        3. RENT. Lessee shall pay as rent to Lessor, for use of the Equipment during the Term, rental payments equal to the sum of all rental payments including, without limitation, security deposits, advance rents, and interim rents payable in the amounts and on the dates specified in the applicable Schedule ("Rent"). If any Rent or other amount payable by Lessee is not paid within five days after the day on which it becomes payable, Lessee will pay on demand, as a late charge, an amount equal to 2% of such unpaid Rent or other amount but only to the extent permitted by applicable law. All payments provided for herein shall be payable to Lessor at its address specified above, or at any other place designated by Lessor. Notwithstanding the Lease Repayment Terms set forth in the Commitment Letter, the Monthly Rent Payments (fixed as of each Lease Term Commencement) shall be adjusted for each Lease commensurate to the change in the weekly average of the interest rates of four-year U.S. Treasury Securities (as published in the Wall Street Journal) from the week ending March 7, 1997 to the week preceding the date of such Lease Term Commencement.

One half of Lessee's Application Fee of $70,000 paid pursuant to the Commitment Letter, less amounts (not to exceed $5,000) applied pursuant to Paragraph 22 below, shall be applied on a pro-rata basis (based upon the amount of each Lease compared to the total Commitment) toward the last month's rent payment paid in advance on the Lease Term Commencement for each Lease.

        4. LEASE NOT CANCELABLE; LESSEE'S OBLIGATIONS ABSOLUTE. No Lease may be canceled or terminated except as expressly provided herein. So long as Lessor has not wrongfully or unlawfully interfered with Lessee's quiet enjoyment of the Equipment, Lessee's obligation to pay all Rent due or to become due hereunder shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, defense, counterclaim, or recoupment for any reason whatsoever, including any failure of the Equipment or any representations by the manufacturer or the vendor thereof. If the Equipment is unsatisfactory for any reason, Lessee shall make any claim solely against the manufacturer or the vendor thereof and shall, nevertheless, pay Lessor all Rent payable hereunder.

        5. SELECTION AND USE OF EQUIPMENT. Lessee agrees that it shall be responsible for the selection and use of, and results obtained from, the Equipment and any other associated equipment or services.

        6. WARRANTIES. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT OR ITS MERCHANTABILITY, SUITABILITY, QUALITY, OR FITNESS FOR A PARTICULAR PURPOSE, AND HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE A CLAIM AGAINST LESSOR FOR BREACH OF ANY WARRANTY WHATSOEVER. ONCE ACCEPTED BY LESSEE, LESSEE LEASES THE EQUIPMENT "AS IS." IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY, NOR SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR, FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE, OR EXPENSE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR ANY DEFICIENCY OR DEFECT THEREOF OR THE OPERATION, MAINTENANCE, OR REPAIR THEREOF OR ANY CONSEQUENTIAL DAMAGES AS THAT TERM IS USED IN SECTION 2-719(3) OF THE MODEL UNIFORM COMMERCIAL CODE, AS AMENDED FROM TIME TO TIME ("UCC"). Lessor grants to Lessee, for the sole purpose of prosecuting a claim or receiving any other benefits under the warranty, the benefits of any and all warranties made available by the manufacturer or the vendor of the Equipment to the extent assignable.

        7. DELIVERY. Lessor hereby appoints Lessee as Lessor's agent for the sole and limited purpose of accepting delivery of the Equipment from each vendor thereof. Lessee shall pay any and all delivery and installation charges. Lessor shall not be liable to Lessee for any delay in, or failure of, delivery of the Equipment.

        8. PURCHASE OBLIGATION. Subject to Paragraphs 14 and 20, Lessee shall purchase all, but not less than all, the Equipment covered by the applicable Lease on the date specified therefor in the applicable Schedule ("Purchase Date"). The purchase price for such Equipment shall be 10% of the Equipment Cost as set forth in the applicable Schedule. On the Purchase Date, Lessee shall pay to Lessor the purchase price, together with all sales and other taxes applicable to the transfer of the Equipment and any other amount payable and arising hereunder, in immediately available funds, whereupon Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor's right, title, and interest in and to such Equipment on an "As Is, Where Is" basis and prepare and file with all applicable authorities any UCC termination statements that Lessee may reasonably request.

        9. OWNERSHIP; INSPECTION; MARKING; FINANCING STATEMENTS. Lessee shall affix to the Equipment any labels supplied by Lessor indicating ownership of such Equipment. The Equipment is and shall be the sole property of Lessor. Lessee shall have no right, title, or interest therein, except as lessee under a Lease. The Equipment is and shall at all times be and remain personal property and shall not become a fixture. Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any person from acquiring any rights in the Equipment by reason of the Equipment being claimed or deemed to be real property. Upon request by Lessor, Lessee shall use reasonable commercial efforts to obtain and deliver to Lessor



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valid and effective waivers, in recordable form, by the owners, landlords, and mortgagees of the real property upon which the Equipment is located or certificates of Lessee that it is the owner of such real property or that such real property is neither leased nor mortgaged. Lessee shall make the Equipment and its maintenance records available for inspection by Lessor at reasonable times and upon reasonable notice. Lessee shall execute and deliver to Lessor for filing any UCC financing statements or similar documents Lessor may reasonably request with respect to the Equipment.

        10. EQUIPMENT USE. Lessee agrees that the Equipment will be operated by competent, qualified personnel in connection with Lessee's business for the purpose for which the Equipment was designed and in accordance with applicable operating instructions, laws, and government regulations, and that Lessee shall use all reasonable precautions to prevent loss or damage to the Equipment from fire and other hazards. Lessee shall procure and maintain in effect all orders, licenses, certificates, permits, approvals, and consents required by federal, state, or local laws or by any governmental body, agency, or authority in connection with the delivery, installation, use, and operation of the Equipment.

        11. MAINTENANCE. Lessee, at its sole cost and expense, shall keep the Equipment in a suitable environment as specified by the manufacturer's guidelines or the equivalent, shall meet all recertification requirements, and shall maintain the Equipment in its original condition and working order, ordinary wear and tear excepted. At the reasonable request of Lessor, Lessee shall furnish all proof of maintenance.

        12. ALTERATION; MODIFICATIONS; PARTS. Lessee may materially alter or modify the Equipment only with the prior written consent of Lessor. Any alteration shall be removed and the Equipment restored to its normal, unaltered condition at Lessee's expense (without damaging the Equipment's originally intended function or its value) prior to its return to Lessor pursuant to Paragraph 13 below. Any part installed in connection with warranty or maintenance service or which cannot be removed in accordance with the preceding sentence shall be the property of Lessor.

        13. RETURN OF EQUIPMENT. Except for Equipment that has suffered a Casualty Loss (as defined in Paragraph 14 below) and is not required to be repaired pursuant to Paragraph 14 below or Equipment purchased by Lessee pursuant to Paragraph 8 above, upon demand by Lessor pursuant to Paragraph 21 below, Lessee shall contact Lessor for shipping instructions and, at Lessee's own risk, immediately return the Equipment, freight prepaid, to a location in the continental United States specified by Lessor. At the time of such return to Lessor, the Equipment shall (i) be in the operating order, repair, and condition as required by or specified in the original specifications and warranties of each manufacturer and vendor thereof, ordinary wear and tear excepted, (ii) meet all recertification requirements, and (iii) be capable of being promptly assembled and operated by a third party purchaser or third party lessee without further repair, replacement, alterations, or improvements, and in accordance and compliance with any and all statutes, laws, ordinances, rules, and regulations of any governmental authority or any political subdivision thereof applicable to the use and operation of the Equipment. The provisions of this Paragraph 13 are of the essence of the Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Paragraph 13. If Lessee fails to return the Equipment when required, the terms and conditions of the Lease shall continue to be applicable and Lessee shall continue to pay Rent until the Equipment is received by Lessor or otherwise purchased by Lessee in accordance with this Agreement.

        14. CASUALTY INSURANCE; LOSS OR DAMAGE. Lessee will maintain, at its own expense, liability and property damage insurance relating to the Equipment, insuring against such risks as are customarily insured against on the type of equipment leased hereunder by businesses in which Lessee is engaged in such amounts, in such form, and with insurers satisfactory to Lessor; provided, however, that the amount of insurance against damage or loss shall not be less than the greater of (a) the replacement value of the Equipment and (b) the stipulated loss value of the Equipment specified in the applicable Schedule ("Stipulated Loss Value"). Each liability insurance policy shall provide coverage (including, without limitation, personal injury coverage) of not less than $1,000,000 for each occurrence, and shall name Lessor as an additional insured; and each property damage policy shall name Lessor and Lessee as loss payees as their interests may appear and all policies shall contain a clause requiring the insurer to give Lessor at least thirty days' prior written notice of any alteration in the terms or



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cancellation of the policy. Lessee shall furnish to Lessor a certificate of insurance, and upon reasonable request, a copy of each insurance policy (with endorsements) or other evidence satisfactory to Lessor that the required insurance coverage is in effect; provided, however, Lessor shall have no duty to ascertain the existence of or to examine the insurance policies to advise Lessee if the insurance coverage does not comply with the requirements of this Paragraph. If Lessee fails to insure the Equipment as required, Lessor shall have the right but not the obligation to obtain such insurance, and the cost of the insurance shall be for the account of Lessee due as part of the next due Rent. Lessee consents to Lessor's release, upon its failure to obtain appropriate insurance coverage, of any and all information necessary to obtain insurance with respect to the Equipment or Lessor's interest therein.

        Until the Equipment is purchased by Lessee as provided in Paragraph 8 above or returned to Lessor pursuant to Paragraph 13 above, Lessee shall bear the entire risk of theft or destruction of, or damage to, the Equipment including, without limitation, any condemnation, seizure, or requisition of title or use ("Casualty Loss"). No Casualty Loss shall relieve Lessee from its obligations to pay Rent except as provided in clause (b) below. When any Casualty Loss occurs, Lessee shall immediately notify Lessor and, at the option of Lessor, shall promptly (a) place such Equipment in good repair and working order; or (b) pay Lessor an amount equal to the Stipulated Loss Value of such Equipment and all other amounts (excluding Rent) payable by Lessee hereunder, together with a late charge on such amounts at a rate per annum equal to the rate imputed in the Rent payments hereunder (as reasonably determined by Lessor) from the date of the Casualty Loss through the date of payment of such amounts, whereupon Lessor shall transfer to Lessee, without recourse or warranty (express or implied), all of Lessor's interest, if any, in and to such Equipment on an "AS IS, WHERE IS" basis. The proceeds of any insurance payable with respect to the Equipment shall be applied, at the option of Lessee, if no Event of Default has occurred and is continuing, and otherwise at the option of Lessor, either towards (i) repair of the Equipment or (ii) payment of any of Lessee's obligations hereunder. Lessee hereby appoints Lessor as Lessee's limited attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts issued with respect to any Casualty Loss under any insurance policy relating to the Equipment. Lessor may only use such power upon and during the continuance of an Event of Default.

        15. TAXES. Lessee shall pay when due, and indemnify and hold Lessor harmless from, all sales, use, excise, and other taxes, charges, and fees (including with respect to the Equipment, without limitation, licensing, registration, titling, personal property, stamp, levies, imposts, duties, charges, or withholdings of any nature), and if resulting from an act or omission of Lessee, any fines, penalties, or interest thereon, imposed or levied by any governmental body, agency, or tax authority upon or in connection with the Equipment, its purchase, ownership, delivery, leasing, possession, use, or relocation of the Equipment or otherwise in connection with the transactions contemplated by each Lease or the Rent thereunder, excluding (a) any income, franchise, payroll, withholding, business and occupation or any other tax, duty or fee on the net or gross income, capital gains or gross receipts (other than gross income or receipts taxes in the nature or a sales, use or property tax) of Lessor or (b) any of the above relating to a payment by Lessor to its employees, agents or assigns. Upon request, Lessee will provide proof of payment. Unless Lessor elects otherwise, Lessor will pay all property taxes on the Equipment for which Lessee shall reimburse Lessor promptly upon request. Lessee shall timely prepare and file all reports and returns which are required to be made with respect to any obligation of Lessee under this Paragraph 15. Lessee shall, to the extent permitted by law, cause all billings of such fees, taxes, levies, imposts, duties, withholdings, and governmental charges to be made to Lessor in care of Lessee. Upon request, Lessee will provide Lessor with copies of all such billings. Lessee shall have the option to contest any of such taxes diligently and in good faith so long as Lessee maintains adequate reserves for such taxes measured in accordance with GAAP.

        16. LESSOR'S PAYMENT. If Lessee fails to perform its obligations under Paragraph 14 or 15 above, or Paragraph 22 below, Lessor shall have the right to substitute performance, in which case Lessee shall immediately reimburse Lessor therefor.

        17. GENERAL INDEMNITY. Each Lease is a net lease. Therefore, Lessee shall indemnify Lessor and its successors and assigns against, and hold Lessor and its successors and assigns harmless from, any and all claims, actions, damages, obligations, liabilities, and all costs and expenses, including, without limitation, reasonable legal fees of outside counsel, incurred by Lessor or its successors and assigns arising out of each Lease including, without limitation, the purchase, ownership, delivery, lease, possession, maintenance,



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condition, use, or return of the Equipment, or arising by operation of law, except that Lessee shall not be liable for any claims, actions, damages, obligations, and costs and expenses determined by a non-appealable, final order of a court of competent jurisdiction to have occurred as a result of the gross negligence or willful misconduct of Lessor or its successors and assigns. Lessee agrees that upon written notice by Lessor of the assertion of any claim, action, damage, obligation, liability, or lien, Lessee shall assume full responsibility for the defense thereof, provided that Lessor's failure to give such notice shall not limit or otherwise affect its rights hereunder except to the extent Lessee incurs a loss as a direct result of such failure. Any payment pursuant to this Paragraph (except for any payment of Rent) shall be of such amount as shall be necessary so that, after payment of any taxes required to be paid thereon by Lessor, including taxes on or measured by the net income of Lessor, the balance will equal the amount due hereunder. The provisions of this Paragraph with regard to matters arising during a Lease shall survive the expiration or termination of such Lease.

        18. ASSIGNMENT BY LESSEE. Except in connection with a merger allowed under Paragraph 20(j) below, Lessee shall not, without the prior written consent of Lessor, (a) assign, transfer, pledge, or otherwise dispose of any Lease or Equipment, or any interest therein; (b) sublease or lend any Equipment or permit it to be used by anyone other than Lessee and its employees, agents, representatives, contractors and other authorized persons; or (c) move any Equipment from the location specified for it in the applicable Schedule, except that Lessee may move Equipment to another location within the United States provided that Lessee has delivered to Lessor (A) prior written notice thereof and (B) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to Lessor) necessary or, in the opinion of the Lessor, desirable to protect Lessor's interest in such Equipment. Notwithstanding anything to the contrary in the immediately preceding sentence, Lessee may keep any Equipment consisting of motor vehicles or rolling stock at any location in the United States.

        19. ASSIGNMENT BY LESSOR. Lessor may assign its interest or grant a security interest in any Lease and the Equipment individually or together, in whole or in part. If Lessee is given written notice of any such assignment, it shall immediately make all payments of Rent and other amounts hereunder directly to such assignee. Each such assignee shall have all of the rights of Lessor under each Lease assigned to it. Lessee shall not assert against any such assignee any set-off, defense, or counterclaim that Lessee may have against Lessor or any other person. Notwithstanding any such assignment by Lessor, Lessor shall not be relieved of its obligations under any Lease.

        20. DEFAULT; NO WAIVER. Lessee or any guarantor of any or all of the obligations of Lessee hereunder (together with Lessee, the "Lease Parties") shall be in default under each Lease upon the occurrence of any of the following events (each, an "Event of Default"): (a) Lessee fails to pay within five days of when due any amount required to be paid by Lessee under or in connection with any Lease; (b) any of the Lease Parties fails in any material respect to perform any other provision under or in connection with a Lease or violates any of the covenants or agreements of such Lease Party under or in connection with a Lease;
(c) any representation made or financial information delivered or furnished by any of the Lease Parties under or in connection with a Lease shall prove to have been inaccurate in any material respect when made; (d) any of the Lease Parties makes an assignment for the benefit of creditors, whether voluntary or involuntary, or consents to the appointment of a trustee or receiver, or if either shall be appointed for any of the Lease Parties or for a substantial part of its property without its consent and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for sixty days following the commencement thereof; (e) any petition or proceeding is filed by or against any of the Lease Parties under any Federal or State bankruptcy or insolvency code or similar law and, in the case of any such involuntary petition or proceeding, such petition or proceeding remains undismissed or unstayed for sixty days following the filing or commencement thereof, or any of the Lease Parties takes any action authorizing any such petition or proceeding; (f) any of the Lease Parties fails to pay when due any indebtedness for borrowed money or under conditional sales or installment sales contracts or similar agreements, leases, or obligations evidenced by bonds, debentures, notes, or other similar agreements or instruments to any creditor (including Lessor under any other agreement) after any and all applicable cure periods therefor shall have elapsed and only if the amount involved exceeds $500,000; (g) any judgment shall be rendered against any of the Lease Parties which shall remain unpaid or unstayed for a period of sixty days; (h) any of the Lease Parties shall dissolve, liquidate, wind up or cease its business; (i) any of the Lease Parties shall amend or modify its name, unless such Lease Party promptly delivers



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to Lessor written notice of such amendment or modification and executed financing statements (in form and substance satisfactory to the Lessor); (j) any of the Lease Parties shall merge or consolidate with or sell substantially all of its assets to any other entity in which the shareholders of such Lease Party (including spouses, children or trusts of or for such shareholders) immediately prior to such transaction own less than 50% of the voting securities of the surviving entity or purchaser or make any material change in its capital structure, in each case without Lessor's prior written consent, which shall not be unreasonably withheld; (k) any of the Lease Parties shall suffer any loss or suspension of any material license, permit, or other right or asset, which loss is reasnably likely to have a material adverse effect on Lessee's ability to perform under this Agreement, fail generally to pay its debts as they mature, or call a meeting for purposes of compromising its debts; (l) any of the Lease Parties shall deny or disaffirm its obligations hereunder or under any of the documents delivered in connection herewith; or (m) there is a change, which change does not result from the sale of newly issued equity securities to investors or from a transaction described in clause (j) above, in more than 50% of the ownership of any equity interests of any of the Lease Parties on the date hereof or more than 50% of such interests become subject to any contractual, judicial or statutory lien, charge, security interest, or encumbrance.

        21. REMEDIES. Upon the occurrence and continuation of an Event of Default for ten days after notice for a payment Event of Default and for thirty days after notice for all other Events of Default, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies:
(a) terminate each Lease; (b) declare any and all Rent and other amounts then due and any and all Rent and other amounts to become due under each Lease (collectively, the "Lease Obligations") immediately due and payable; (c) take possession of any or all items of Equipment, wherever located, without demand, notice, court order, or other process of law, and without liability for entry to Lessee's premises, for damage to Lessee's property, or otherwise; (d) demand that Lessee immediately return any or all Equipment to Lessor in accordance with Paragraph 13 above, and, for each day that Lessee shall fail to return any item of Equipment, Lessor may demand an amount equal to the Rent payable for such Equipment in accordance with Paragraph 13 above; (e) lease, sell, or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice and on public or private bid; (f) recover the following amounts from the Lessee (as damages, including reimbursement of costs and expenses, liquidated for all purposes and not as a penalty): (i) all costs and expenses of Lessor reimbursable to it hereunder, including, without limitation, expenses of disposition of the Equipment, reasonable legal fees, and all other amounts specified in Paragraph 22 below; (ii) an amount equal to the sum of (A) any accrued and unpaid Rent through the later of (1) the date of the applicable default, (2) the date that Lessor has obtained possession of the Equipment, or
(3) such other date as Lessee has made an effective tender of possession of the Equipment to Lessor (the "Default Date") and (B) if Lessor resells or re-lets the Equipment, Rent at the periodic rate provided for in each Lease for the additional period that it takes Lessor to resell or re-let all of the Equipment;
(iii) the present value of all future Rent reserved in the Leases and contracted to be paid over the unexpired Term of the Leases and the purchase price of the equipment as set forth in Paragraph 8 above, discounted at six percent compound interest; and (iv) any indebtedness for Lessee's indemnity under Paragraph 17 above, plus a late charge at the rate specified in Paragraph 3 above, less the amount received by Lessor, if any, upon sale or re-let of the Equipment; and (g) exercise any other right or remedy to recover damages or enforce the terms of the Leases. Lessor may pursue any other rights or remedies available at law or in equity, including, without limitation, rights or remedies seeking damages, specific performance, and injunctive relief. Any failure of Lessor to require strict performance by Lessee, or any waiver by Lessor of any provision hereunder or under any Schedule, shall not be construed as a consent or waiver of any other breach of the same or of any other provision. Any amendment or waiver of any provision hereof or under any Schedule or consent to any departure by Lessee herefrom or therefrom shall be in writing and signed by Lessor.

        No right or remedy is exclusive of any other provided herein or permitted by law or equity. All such rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

        22. LESSOR'S EXPENSE. Lessee shall pay Lessor on demand all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the preparation, execution and delivery of this Agreement and other agreement and transaction contemplated hereby, which expenses shall not exceed $5,000.00 without the written consent of Lessee, and all costs and expenses in protecting and enforcing Lessor's rights and interests in each Lease and the Equipment, including, without limitation, reasonable legal fees of outside counsel, collection, and remarketing fees and expenses incurred by Lessor in enforcing the terms, conditions, or



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provisions of each Lease or upon the occurrence and continuation of an Event of
Default.

        23. LESSEE'S WAIVERS. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of the UCC, provided, however, that Lessee shall have the right to recover damages from Lessor for any breach of its obligations under this Agreement. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease, or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Paragraph 21 above or which may otherwise limit or modify any of Lessor's rights or remedies under Paragraph 21, except that Lessee shall have the right to require Lessor to convey to Lessee, without representation, warranty or recourse, all of Lessor's rights, title and interest in and to the Equipment upon Lessor's receipt, following an event of default and the exercise of the Lessor's remedies, of the amounts specified in Paragraph 21(f). Any action by Lessee against Lessor for any default by Lessor under any Lease shall be commenced within one year after any such cause of action accrues.

        24. NOTICES; ADMINISTRATION. Except as otherwise provided herein, all notices, approvals, consents, correspondence, or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery, or certified or registered mail, postage prepaid, if to Lessor, then to Transamerica Technology Finance Division, 76 Batterson Park Road, Farmington, Connecticut 06032, Attention: Assistant Vice President, Lease Administration, with a copy to Lessor at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, Attention: Legal Department, if to Lessee, then to Vixel Corporation, 325 Interlocken Parkway, Building A, Broomfield, CO 80021, Attention: Mr. Mark Harrington, Chief Financial Officer or such other address as shall be designated by Lessee or Lessor to the other party. All such notices and correspondence shall be effective when received.

        25. REPRESENTATIONS. Lessee represents and warrants to Lessor that (a) Lessee is duly organized, validly existing, and in good standing under the laws of the State of its incorporation; (b) the execution, delivery, and performance by Lessee of this Agreement are within Lessee's powers, have been duly authorized by all necessary action, and do not and will not contravene (i) Lessee's organizational documents or (ii) any law, regulation, rule, or contractual restriction binding on or affecting Lessee; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by Lessee of this Agreement; (d) each Lease constitutes the legal, valid, and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, receivership, insolvency or other laws affecting the enforcement of creditors' or lessors' rights generally; (e) the cost of each item of Equipment does not exceed the fair and usual price for such type of equipment purchased in like quantity and reflects all discounts, rebates, and allowances for the Equipment (including, without limitation, discounts for advertising, prompt payment, testing, or other services) given to the Lessee by the manufacturer, supplier, or any other person; and (f) all information supplied by Lessee to Lessor in connection herewith is correct and does not omit any material statement necessary to insure that the information supplied is not misleading.

        26. FURTHER ASSURANCES. Lessee, upon the request of Lessor, will execute, acknowledge, record, or file, as the case may be, such further documents and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement. Lessee hereby appoints Lessor as its attorney-in-fact to execute on behalf of Lessee and authorizes Lessor to file without Lessee's signature any UCC financing statements and amendments Lessor deems necessary and advisable with regard to the Equipment.

        27. FINANCIAL STATEMENTS. Lessee shall deliver to Lessor: (a) as soon as available, but not later than 120 days after the end of each fiscal year of Lessee and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders equity for Lessee and its consolidated subsidiaries (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification; and (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters in any fiscal year of Lessee and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of Lessee that such Financial Statements have been prepared in accordance with generally accepted accounting principles and are fairly stated in all material respects (subject to normal year-end audit adjustments). Lessee shall also deliver to Lessor as soon as available copies of all press releases and other similar communications issued by Lessee.

        28. CONSENT TO JURISDICTION. Lessee irrevocably submits to the jurisdiction of any Illinois state or federal court sitting in Illinois for any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and Lessee irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois state or federal court.

        29. WAIVER OF JURY TRIAL. LESSEE AND LESSOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        30. FINANCE LEASE. Lessee and Lessor agree that each Lease is a "Finance Lease" as defined by Section 2A-103(g) of the UCC. Lessee acknowledges that Lessee has reviewed and approved each written Supply Contract (as defined by UCC 2A-103(y)) covering Equipment purchased from each "Supplier" (as defined by UCC 2A-103(x)) thereof.

        31. NO AGENCY. Lessee acknowledges and agrees that neither the manufacturer or supplier, nor any salesman, representative, or other agent of the manufacturer or supplier, is an agent of Lessor. No salesman, representative, or agent of the manufacturer or supplier is authorized to waive or alter any term or condition of this Agreement or any Schedule and no representation as to the Equipment or any other matter by the manufacturer or supplier shall in any way affect Lessee's duty to pay Rent and perform its other obligations as set forth in this Agreement or any Schedule.

        32. GOVERNING LAW; SEVERABILITY. EACH LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. IF ANY PROVISION SHALL BE HELD TO BE INVALID OR UNENFORCEABLE, THE VALIDITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED.

LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THIS AGREEMENT AND THE SCHEDULE HERETO, UNDERSTANDS THEM, AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS. FURTHER, LESSEE AND LESSOR AGREE THAT THIS AGREEMENT, THE SCHEDULES DELIVERED AND SIGNED BY LESSOR AND LESSEE IN CONNECTION HEREWITH FROM TIME TO TIME, AND THE COMMITMENT LETTER ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF. SHOULD THERE EXIST ANY INCONSISTENCY BETWEEN THE TERMS OF THE COMMITMENT LETTER AND THIS AGREEMENT, THE TERMS OF THIS AGREEMENT SHALL PREVAIL.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.


                                            VIXEL CORPORATION


                                            By:  /s/ Mark Harrington
                                               ---------------------------------
                                               Name: Mark Harrington
                                               Title: Chief Financial Officer


                                            TRANSAMERICA BUSINESS CREDIT
                                            CORPORATION

                                            By: /s/ Gary P. Moro
                                               ---------------------------------
                                               Name:  Gary P. Moro
                                               Title: Vice President



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